Exhibit 10.3

CONSULTING AGREEMENT

FOR AND IN CONSIDERATION of mutual promises, covenants, and agreements made herein as of February 21, 2011 by and between IBERIABANK Corporation (hereinafter, the “Company”) and S. Kyle Waters (hereinafter, the “Consultant”), the parties acknowledge and agree as follows:

WHEREAS, the Company is engaged in the business of providing comprehensive financial product lines to clients, including retail, commercial, private banking, mortgage, cash management, online banking and investment services; and

WHEREAS, the Company desires to engage the Consultant to serve the Company on an independent contractor basis as a consultant to the Company, and the Consultant desires to enter into this Consulting Agreement for that purpose.

NOW THEREFORE, in consideration for the promises set forth herein, the parties agree as follows:

1. Term. This Consulting Agreement shall be for a term of twenty-four (24) months commencing on the date of the conversion of OMNI Bank’s processing system (the “Consulting Period”).

2. Payments and Benefits. The Consultant shall be treated as an independent contractor and shall not be deemed to be an employee of the Company or any other affiliate of the Company. The Consultant agrees to devote a minimum of 680 hours per year to consulting services for the Company, and in exchange the Company agrees to pay the Consultant a consulting fee of $125 per hour. The Consultant shall submit to the Company a monthly statement listing the hours devoted to consulting for the Company as well as an outline of projects worked. The Company shall provide the Consultant with an IRS Form 1099 reflecting amounts paid to the Consultant, and the Company agrees to be solely and entirely responsible for the payment of any and all taxes due thereon. The Consultant acknowledges that, but for the execution of this Consulting Agreement, Consultant would not be entitled to the consideration provided for under this Consulting Agreement.

The Consultant will bear the cost and expense of performing the services for Company; however, the Company will be responsible for expenses, including any direct, out-of-pocket expenses, such as Consultant travel, lodging, and meals. Aside from these expenses paid by the Company, the only compensation the Consultant will receive from Company is that which is to be provided in accordance with the paragraph above. The Consultant will be solely responsible for the payment of his taxes.

3. Confidentiality. The Consultant agrees that he shall never (even after the expiration of this Consulting Agreement) divulge or make use of any Confidential Information or trade secrets of the Company, other than on behalf of the Company and at the Company’s request, either directly or indirectly, personally or on behalf of any other person, business, corporation or entity. This covenant is not intended to, and does not, limit in any way the rights and remedies provided to the Company under common or statutory law. For purposes of this Consulting Agreement, “Confidential Information” means information which is treated by the Company as confidential and which has not been made generally available to the public or competitors of the Company (other than by fault of the Consultant), and includes, but is not limited to, the Company’s pricing and marketing strategies and characteristics, profit margins, methods of operation and sales, software systems, system integration or similar software solutions, source of supplies and parts, and customer information, such as names, contact persons, customer needs and requirement, contract renewal dates for existing and prospective customers, and any other information related to the Company’s business that is treated by the Company.

4. Duties and Obligations. The Consultant agrees to serve as a consultant, on an as needed basis, for the Company. As a consultant, the Consultant agrees to devote his best efforts to promote the business of the Company, to be accessible, cooperative and available by telephone to promptly answer questions from the Company’s employees, agents and consultants. The Company acknowledges that the Consultant may make reasonable efforts to secure, and may secure, other full-time and/or part-time employment during the Consulting Period, so long as such efforts and/or employment do not interfere with the Consultant’s ability to provide the consulting duties set forth herein, or constitute a breach of Sections 3 or 5 or any other provision of this Agreement.

5. Non-Recruitment of Employees. During the existence of this agreement and for a period of twenty-four (24) months thereafter, the Consultant agrees that he shall not directly, or indirectly by assisting others, solicit, recruit or hire, or attempt to solicit, recruit or hire any other employee of the Company or its affiliates, or induce or attempt to induce any employee of the Company to terminate employment with the Company or to become employed by any entity or person other than the Company, if such employee or former employee has worked for the Company within the three-month period preceding the solicitation, recruitment, attempted recruitment, or hiring, and if such person became known to the Consultant as a result of the Consultant’s consulting relationship with the Company.

6. Remedies. If the Consultant should breach any portion of Paragraphs 3 through 5 of this Consulting Agreement, the Company shall be entitled to cease immediately any payments and benefits to the Consultant made or committed under this Consulting Agreement, to seek an injunction enforcing such restrictions for the full duration thereof, without the need for any security or bond, and to recover from the Consultant the total amount of all payments previously made by the Company, as liquidated damages, plus attorneys’ fees and all other costs and expenses incurred in enforcing this Consulting Agreement or in prosecuting any counterclaim or cross claim or appeal based hereon. This provision in no way limits the Company’s right to recover any other remedies that may be available to it by law or in equity for any breach of this Consulting Agreement by the Consultant.

7. Severability. The parties agree that the covenants of this Consulting Agreement are severable. If any single clause or clauses shall be found unenforceable, the entire Consulting Agreement shall not fail but shall be construed and enforced without any severed clauses in accordance with the terms of this Consulting Agreement.

8. Successors and Assigns. This Consulting Agreement will inure to the benefit of, and be binding, upon the Consultant and the Company, including any successor to the Company, by merger or consolidation or any other change in form or assumption by a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. This Consulting Agreement may not be assigned by either party hereto without the written consent of the party.

9. Notices. Any communication to a party required or permitted under this Consulting Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:

If to the Consultant:

S. Kyle Waters

808 Rue Bourbon

Metairie, Louisiana 70005

If to the Company:

IBERIABANK Corporation

200 West Congress Street, 5th Floor

Lafayette, Louisiana 70501

Attention: Michael D. Pelletier, Director of Human Resources

10. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Consulting Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

11. Counterparts. This Consulting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Consulting Agreement.

12. Headings. The headings of sections in this Consulting Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Consulting Agreement, unless otherwise stated.

[remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Company and the Consultant have entered into this Consulting Agreement as of the day and year first above written.

Company: IBERIABANK Corporation

By:
Name: Title:	Daryl G. Byrd President & Chief Executive Officer

Consultant:

S. Kyle Waters

5